Exhibit 12

Winn-Dixie Stores, Inc.
Computation of consolidated ratios of earnings to fixed charges
(Before non-recurring charges)

                                                    09/20/2000   06/28/2000     06/30/1999     06/24/1998    06/25/1997   06/26/1996
                                                   ---------------------------------------------------------------------------------
Fixed charges:
  Interest expense                                       7,518        47,081          29,648        28,535      22,079        21,245
  Capitalized interest                                   2,200
  Interest component of rental expense                  59,096       238,946         231,817       211,378     186,480       170,623
                                                   ---------------------------------------------------------------------------------
     Fixed charges                                      68,814       286,027         261,465       239,913     208,559       191,868
                                                   =================================================================================

Earnings:
  Income from continuing operations before taxes        15,306      (302,411)        296,480       317,792     319,442       387,325
  Non-recurring charges                                  8,953       404,969                        18,100
  Add: fixed charges                                    68,814       286,027         261,465       239,913     208,559       191,868
                                                   ---------------------------------------------------------------------------------
     Total earnings                                     93,073       388,585         557,945       575,805     528,001       579,193
                                                   =================================================================================

Ratio of earnings to fixed charges:
     Total earnings                                     93,073       388,585         557,945       575,805     528,001       579,193
     Fixed charges                                      68,814       286,027         261,465       239,913     208,559       191,868

Ratio                                                      1.4           1.4             2.1           2.4         2.5           3.0



(After non-recurring charges)

                                                    09/20/2000   06/28/2000     06/30/1999     06/24/1998    06/25/1997   06/26/1996
                                                   ---------------------------------------------------------------------------------
Fixed charges:
  Interest expense                                       7,518       47,081         29,648         28,535        22,079       21,245
  Capitalized interest                                   2,200
  Interest component of rental expense                  59,096      238,946        231,817        211,378      186,480       170,623
                                                    --------------------------------------------------------------------------------
     Fixed charges                                      68,814      286,027        261,465        239,913      208,559       191,868
                                                    ================================================================================

Earnings:
  Income from continuing operations before taxes        15,306     (302,411)       296,480        317,792      319,442       387,325
  Non-recurring charges
  Add: fixed charges                                    68,814      286,027        261,465        239,913      208,559       191,868
                                                   ---------------------------------------------------------------------------------
     Total earnings                                      84,120     (16,384)       557,945        557,705      528,001       579,193
                                                   =================================================================================

Ratio of earnings to fixed charges:
     Total earnings                                      84,120     (16,384)       557,945        557,705      528,001       579,193
     Fixed charges                                       68,814     286,027        261,465        239,913      208,559       191,868

Ratio                                                       1.2        (0.1)           2.1            2.3          2.5           3.0